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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

         Date of Report (date of earliest event reported): June 2, 1997

                         GLOBAL SPILL MANANGEMENT, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                0-20317              88-0270266
(State or other jurisdiction    (Commission File Number)     (IRS Employer
of incorporation)                                            Identification No.)

       2300 Computer Avenue (Bldg. G-25), Willow Grove, Pennsylvania 19090
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (610) 495-8413

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Item 5. Other Events

     Litigation

(Reference is made to Form 10-KSB (for the fiscal year ended June 30, 1996) and Forms 10-QSB (for the quarters ended September 30, and December 31, 1996, and March 31, 1997), previously filed by the Registrant and incorporated herein by reference. The following disclosure is intended to bring the Registrant current with respect to significant litigation instituted by the Registrant in which substantive issues arising under the Securities Act of 1933, as amended, are raised.)

(a) As a result of a preliminary hearing held on June 2, 1997, final submissions and oral arguments on motions relating to the action instituted by the Registrant in U.S. District Court (EDNY) against (a) the law firm (Sommer & Schneider) that prepared and filed the two Form S-8 Registration Statements filed with the SEC on or about August 2 and September 19, 1996, covering an aggregate 1,135,000 shares of the Registrant's Common Stock, and (b) the persons who received and sold publicly all of such shares, are scheduled for August 29, 1997.

     At the time of the filing of such two Form S-8 Registration Statements, the Registrant (as a direct result of such law firm's gross negligence) was not then current in its required 1934 Act filings with the SEC. Therefore, the filing of such two Form S-8 Registration Statements was prohibited pursuant to General Instruction A.1 to the use of Form S-8. Specifically, a form 8-K was required to have been filed with the SEC with respect to the disposition of subsidiaries, the reclassification of Common Stock, the acquisition of Phoenix Wrecking Corp. and other events that were the subject of a July 1, 1996, press release issued by the Registrant. (Such required Form 8-K filing, even when caused to be filed on October 4, 1996, by Sommer & Schneider, was defective, in that such Form 8-K did not reflect then current conditions and did not satisfy the financial disclosure requirements of the Phoenix acquisition mandated by Item 7 of such Form 8-K.)

     The Registrant's position is that, Form S-8 not being available for use by the Registrant, none of such 1,135,000 shares was duly and validly registered under the 1933 Act and that the public sale thereof constituted a violation of such Act. The aggregate market value of such 1,135,000 shares (as stated in the two Form S-8 filings) was $3,855,000.

     One of the named recipients of such aggregate of 1,135,000 shares has advised the Registrant in writing that the Exhibit annexed to one of the S-8 filings (which Exhibit purports to represent a consulting agreement between him and the Registrant), misspells his name and was not executed by him. Another Exhibit attached to one of the S-8 filings purports to issue an aggregate of 300,000 shares in settlement of a five-day claim against the Registrant. It is the position of the Registrant that none of the recipients of the aggregate of 1,135,000 shares was a bona fide consultant to the Registrant, performed any

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consulting services for the Registrant or was qualified to act as a consultant to the Registrant. In addition, (a) each of the Form S-8 filings was executed by a person (George Wiest) who was, at the time, neither an officer nor a director of the Registrant, and (b) the address given for the Registrant was inaccurate.

     The persons receiving the aggregate of 1,135,000 shares (less an aggregate of 50,000 shares thereof heretofore returned to the Registrant and retired) include Sommer & Schneider (25,000 shares), Summit Marketing and Public Relations, Inc. (100,000 shares), N&A Promotions (60,000 shares), Michael Savinsky (100,000 shares) (the shares were issued in the name of Michael Savitsky), National Surety Corporation (100,000 shares), Consolidated General Limited (250,000 shares), Meyers, Pollack and Robbins (150,000 hares), and Baytree Associates, Inc. (300,000 shares). The shares originally issued to National Surety Corporation were transferred shortly thereafter (August 27,
1996) into the name of N&A Promotions.

     Among the introducing broker-dealers who sold such 1,135,000 shares were Ernst, HK Myers, Colin Withrop and SFI Investments; and among the clearing firms for such introducing broker-dealers were Bear Stearns, Cowen, Robb Peck McCooley, Lewco and Philadep. Each of such broker-dealers has been notified by counsel for the Registrant of its liability under the 1933 Act for the sale of unregistered securities.

(b) The Registrant has instituted suit in Philadelphia Federal court against Corporate Relations Group (CRG) seeking to collect upon promissory notes in the principal amount of $677,000. Such notes were issued by CRG in 1994-5 in connection with the sale by the Registrant to CRG of an aggregate of 650,000 shares of the Registrant's Common Stock. The notes provided that, in the event they were not paid, the shares would be returned. The notes were not paid at their maturity and the shares were sold publicly. CRG has interposed as a defense a separate Lead Generation Agreement, also entered into between the Registrant and CRG; however, the issuance of promissory notes by CRG to the Registrant in payment for the 650,000 shares would belie the applicability of the Lead Generation Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        GLOBAL SPILL MANAGEMENT, INC.

                                        By: David R. Stith
                                            Acting President
Date: June 6, 1997